Exhibit 10

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of December 17, 2004 (this “Agreement”), is entered into by and among ITC^DeltaCom, Inc., a Delaware corporation (“Parent”), Boatramp Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Co.”), Florida Digital Network, Inc., a Delaware corporation (the “Company”), each of the stockholders of the Company identified on the signature pages hereto under the heading “Principal FDN Stockholders” (each, a “Principal FDN Stockholder” and, collectively, the “Principal FDN Stockholders”), and, solely for purposes of the sections of this Agreement hereinafter specified, Welsh, Carson, Anderson & Stowe, VIII, L.P. and WCAS Capital Partners III, L.P. (each a “WCAS Stockholder” and, collectively, the “WCAS Stockholders”).

WHEREAS, Parent, Merger Co., the Company and the Principal FDN Stockholders have entered into an Agreement and Plan of Merger, dated as of September 8, 2004 (the “Merger Agreement”);

WHEREAS, the Company has not granted its consent pursuant to Section 7.03 of the Merger Agreement to certain corporate actions which Parent proposes to take and which Parent believes are in the best interests of Parent:

WHEREAS, because Parent intends to take such corporate actions, Parent, Merger Co., the Company and the Principal FDN Stockholders have agreed to terminate the Merger Agreement in accordance with the terms thereof and on the terms set forth herein; and

WHEREAS, the parties hereto wish to enter into the other agreements set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Each of the following terms is defined for purposes of this Agreement as follows:

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act, provided that, notwithstanding such Rule 12b-2 to the contrary, (i) no portfolio company of any Principal FDN Stockholder or of any Principal FDN Stockholder’s affiliated investment funds shall be deemed an Affiliate of the Company or any Principal FDN Stockholder and (ii) no portfolio company of any WCAS Stockholder or of any WCAS Stockholder’s affiliated investment funds shall be deemed an Affiliate of Parent, Merger Co. or any WCAS Stockholder.

“Controlled Affiliate” with respect to any Person means any Affiliate of such Person that is controlled by such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“party hereto” means Parent, Merger Co., the Company, each Principal FDN Stockholder and, solely for purposes of this Section 1 and Sections 4(b), 5, 8, 11, 12, 13, 14, 15, 16 and 17, Welsh, Carson, Anderson & Stowe VIII, L.P. and WCAS Capital Partners III, L.P.

“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Principal Parent Stockholders” means, collectively, the WCAS Stockholders and their respective Affiliates.

2. Termination. Effective as of the date of this Agreement, Parent, Merger Co., the Company and the Principal FDN Stockholders hereby absolutely, irrevocably and unconditionally mutually consent to terminate, and hereby absolutely, irrevocably and unconditionally do terminate, the Merger Agreement pursuant to Section 11.01(a) of the Merger Agreement. As a result of such termination, the Merger Agreement (including, without limitation, Section 11.02 thereof) is void and of no effect.

3. Effect of Termination. Notwithstanding anything to the contrary contained in the Merger Agreement, none of the parties hereto nor any of their respective subsidiaries, officers, directors, shareholders, employees, agents, representatives or Affiliates (including, without limitation, with respect to Parent and Merger Co., the Principal Parent Stockholders), nor any other Person, shall have any liability or obligation under the Merger Agreement, including, without limitation, under any clause of Section 11.02 of the Merger Agreement or under any other provision of the Merger Agreement which, by its terms, or otherwise, may otherwise survive or continue in effect following the termination or expiration of the Merger Agreement.

4. Standstill.

(a) Each of the Company and each Principal FDN Stockholder agrees that, for a period of six months following the date of this Agreement, without the prior written consent of Parent, it shall not (and shall not assist or encourage any other Person to), and shall cause each of its Controlled Affiliates not to (and cause each of its Controlled Affiliates not to assist or encourage any other Person to): (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, directly or indirectly, by purchase or otherwise, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 of the Exchange Act) of any voting securities or direct or indirect rights or options to acquire any voting securities of Parent or any subsidiary thereof, or of any successor to or person in control of Parent, any of the assets or businesses of Parent or any subsidiary or division thereof or of any such successor or controlling person or any bank debt, claims or other obligations of Parent or any rights or options to acquire (other than those currently owned) such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of Parent or to obtain representation on the Board of Directors of Parent, or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of Parent, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Parent or its securities or assets; (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or participate in any way in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing;

(v) seek or request permission or participate in any effort to do any of the foregoing or make or seek permission to make any public announcement with respect to the foregoing; or (vi) request Parent, Merger Co. or any other party hereto, directly or indirectly, to amend or waive any provision of this Section 4.

(b) Each of Parent and each WCAS Stockholder agrees that, for a period of six months following the date of this Agreement, without the prior written consent of the Company, it shall not (and shall not assist or encourage any other Person to), and shall cause each of its Controlled Affiliates not to (and cause each of its Controlled Affiliates not to assist or encourage any other Person to): (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, directly or indirectly, by purchase or otherwise, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 of the Exchange Act) of any voting securities or direct or indirect rights or options to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, any of the assets or businesses of the Company or any subsidiary or division thereof or of any such successor or controlling person or any bank debt, claims or other obligations of the Company or any rights or options to acquire (other than those currently owned) such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the Company or to obtain representation on the Board of Directors of the Company, or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the Company, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets; (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or participate in any way in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing; (v) seek or request permission or participate in any effort to do any of the foregoing or make or seek permission to make any public announcement with respect to the foregoing; or (vi) request the Company or any other party hereto, directly or indirectly, to amend or waive any provision of this Section 4.

5. Releases. Each of Parent, Merger Co., the Company, each Principal FDN Stockholder and each WCAS Stockholder, for itself and each of its parents, subsidiaries, predecessors, divisions, committees, shareholders, partners, Affiliates, successors and assigns and their respective present and former officers, directors, shareholders, partners, agents, employees, representatives and Affiliates, hereby absolutely, irrevocably and unconditionally releases and forever discharges (i) each other party hereto and (ii) each of such other party’s parents, subsidiaries, predecessors, divisions, committees, shareholders, partners, Affiliates, successors and assigns and their respective present and former officers, directors, shareholders, partners, agents, employees, representatives and Affiliates (such released Persons referred to in clauses (i) and (ii) collectively, the “Released Persons”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages judgments, extents, executions, claims and demands whatsoever, known or unknown, matured or unmatured, contingent or fixed, which each ever had, now has or hereafter can, shall, or may have for, upon, or by reason of any matter, cause or thing whatsoever relating to or arising out of or in any way related to the Merger Agreement, other than any matter, cause or thing relating to or arising out of or related to this Agreement or the Non-Disclosure Agreement, dated April 7, 2004, between the Company and Parent (the “Non-Disclosure Agreement”).

6. Publicity and Disclosure. Parent shall file a Current Report on Form 8-K with the Securities and Exchange Commission, which shall describe this Agreement and the transactions contemplated hereby in substantially in the form attached hereto as Exhibit A. Parent shall issue a press release, which shall describe this Agreement and the transactions contemplated hereby in substantially in the form attached hereto as Exhibit B. Except as required by law (including, without limitation, federal securities laws and the rules and regulations thereunder) or, for so long as securities of Parent are listed on the Nasdaq National Market System or SmallCap Market System of the Nasdaq Stock Market, Inc., the Nasdaq Marketplace Rules, or the rules and regulations of any other principal securities exchange, interdealer quotation system or other securities market on which securities of Parent are then traded, no party shall issue any other press release or make any other public statement or public announcement regarding this Agreement or the transactions contemplated thereby, or the circumstances relating to the execution hereof, without the prior written consent, which shall not be unreasonably withheld, conditioned or delayed, of (i) Parent, if such press release is to be issued or such public statement or public announcement is to be made by the Company or any Principal FDN Stockholder or (ii) by the Company, if such press release is to be issued or such public statement or public announcement is to be made by Parent or Merger Co.

7. Non-Disclosure Agreement. The Company and Parent hereby acknowledge and agree that the Non-Disclosure Agreement shall remain unaltered and continue in full force and effect in accordance with its terms notwithstanding the execution and delivery of this Agreement or the termination of the Merger Agreement.

8. Representations of the Parties. Each party hereto represents and warrants to each other party that it has all the requisite power and authority to execute, deliver and perform its obligations under this Agreement; that it has taken all necessary actions to authorize such execution, delivery and performance; that such execution, delivery and performance does not violate or conflict with any law applicable to such party, with any provision of any organizational document of such party, or any order, judgment or decree of any court or other agency or governmental instrumentality applicable to such party; and that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.

9. Expenses. All costs and expenses incurred by Parent, Merger Co., the Company or any Principal FDN Stockholder in connection with the Merger Agreement or this Agreement shall be paid by the party incurring such cost or expense.

10. Non-Solicitation.

(a) For a period of six months following the date of this Agreement, neither the Company nor any of its subsidiaries, officers, directors, employees or agents shall, without the prior written consent of Parent, directly or indirectly, solicit for employment or hire any individual who is an employee of Parent or any of its subsidiaries as of the date hereof.

(b) For a period of six months following the date of this Agreement, neither Parent nor any of its subsidiaries, officers, directors, employees or agents shall, without the prior written consent of the Company, directly or indirectly, solicit for employment or hire any individual who is an employee of the Company or any of its subsidiaries as of the date hereof.

11. Governing Law. ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, EXCLUDING THE CHOICE OF LAW RULES THEREOF.

12. Submission to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia located in the City of Atlanta, or if such court does not have jurisdiction, to the exclusive jurisdiction of the state courts of the State of Georgia located in Fulton County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 17 shall be effective service of process for any action, suit or proceeding in Georgia with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Northern District of Georgia or (ii) the state courts of the State of Georgia located in Fulton County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

13. Amendments; No Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

14. Counterparts; Effectiveness. This Agreement may be signed by any number of counterparts, with the same effectiveness as if the signatories thereto and hereto were upon the same instrument. This Agreement shall be effective as of the date first above written when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

15. Entire Agreement. This Agreement and the Non-Disclosure Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

16. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto, their respective heirs, devisees, executors, administrators, legal representatives, successors and permitted assigns, and all Released Persons. No party hereto may assign this Agreement (other than in connection with any assignment deemed to occur by operation of law) to any other Person without the prior written consent of the other parties hereto.

17. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to Parent or Merger Co. to:

ITC^DeltaCom, Inc.

1791 O.G. Skinner Drive

West Point, Georgia 31833

Attention: Chief Financial Officer

Facsimile: (706) 385-8801

with copies (which shall not constitute notice) to:

ITC^DeltaCom, Inc.

7037 Old Madison Pike

Suite 400

Huntsville, Alabama 35806

Attention: General Counsel

Facsimile: (256) 382-3936

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, Virginia 22102

Attention: Richard J. Parrino

Robert A. Welp

Facsimile: (703) 610-6200

if to the Company, to:

Florida Digital Network, Inc.

2301 Lucien Way

Suite 200

Maitland, Florida 32757

Attention: President

Chief Financial Officer

Facsimile: (407) 835-1437

with copies (which shall not constitute notice) to:

Foley & Lardner LLP

P. O. Box 3391

Tampa, Florida 33601-3391

Attention: Steven W. Vasquez

Facsimile: (813) 221-4210

Edwards & Angell, LLP

101 Federal Street

Boston, Massachusetts 02110-1800

Attention: Stephen O. Meredith

Facsimile: (617) 439-4170

if to any Principal FDN Stockholder, to such Principal FDN Stockholder care of M/C Venture Partners, L.P. at the following address or telecopy number:

M/C Venture Partners, L.P.

75 State Street, Suite 2500

Boston, Massachusetts 02109

Attention: Peter H.O. Claudy

Facsimile: (617) 345-7200

with a copy to:

Edwards & Angell, LLP

101 Federal Street

Boston, Massachusetts 02110-1800

Attention: Stephen O. Meredith

Facsimile: (617) 439-4170;

if to any WCAS Stockholder, to:

320 Park Avenue

Suite 2500

New York, NY 10022

Attention: Jonathan M. Rather

Facsimile: 212-893-9458

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Attention: Carole Schiffman, Esq.

Facsimile: 212-450-3800

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

18. Termination of Affiliate Agreement for Services. Parent, for and on behalf of ITC^DeltaCom Communications, Inc., its wholly owned subsidiary, and the Company hereby agree that, effective as of the termination of the Merger Agreement, the Affiliate Agreement for Services, dated as of October 8, 2004, between ITC^DeltaCom Communications, Inc. and the Company shall be, and hereby is, terminated notwithstanding the provisions of Section 3 thereof providing that such termination will occur 30 days after any termination of the Merger Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ITC^DELTACOM, INC.

By:	/S/ DOUGLAS A. SHUMATE
Name: Douglas A. Shumate Title: Senior Vice President- Chief Financial Officer

BOATRAMP CO.

By:	/S/ DOUGLAS A. SHUMATE
Name: Douglas A. Shumate Title: Senior Vice President- Chief Financial Officer

FLORIDA DIGITAL NETWORK, INC.

By:	/S/ MICHAEL P. GALLAGHER
Name: Michael P. Gallagher Title: Chief Executive Officer

PRINCIPAL STOCKHOLDERS: M/C VENTURE PARTNERS V, L.P. By: M/C VP V LLC, its general partner

By:	/S/ PETER H.O. CLAUDY
Name: Peter H.O. Claudy Title:

M/C INVESTORS L.L.C.

By:	/S/ PETER H.O. CLAUDY
Name: Peter H.O. Claudy Title:

MEDIA/COMMUNICATIONS PARTNERS III LIMITED PARTNERSHIP By: M/C III L.L.C., its general partner

By:	/S/ PETER H.O. CLAUDY
Name: Peter H.O. Claudy Title:

CHESTNUT VENTURE PARTNERS, L.P. By: Chestnut Street Partners, Inc., its general partner

By:	/S/ PETER H.O. CLAUDY
Name: Peter H.O. Claudy Title:

COLUMBIA CAPITAL EQUITY PARTNERS III (QP), L.P. By: Columbia Capital Equity Partners III, L.P., its General Partner By: Columbia Capitol III, L.L.C. its General Partner

By:	/S/ JOHN T. SIEGEL, JR.
Name: John T. Siegel, Jr. Title: Partner

COLUMBIA FDN PARTNERS III, L.L.C. By: Columbia Capital III, L.L.C. its General Partner

By:	/S/ JOHN T. SIEGEL, JR.
Name: John T. Siegel, Jr. Title: Partner

CENTENNIAL VENTURES VII, L.P. By: Centennial Holdings VII, LLC, its general partner

By:	/S/ JEFFREY H. SCHUTZ
Name: Jeffrey H. Schutz Title: Managing Director

CENTENNIAL ENTREPRENEURS FUND VII, L.P. By: Centennial Holdings VII, LLC, its General Partner

By:	/S/ JEFFREY H. SCHUTZ
Name: Jeffrey H. Schutz Title: Managing Director

Solely for the purposes of Sections 1, 4(b), 5, 8, 11, 12, 13, 14, 15, 16 and 17 of this Agreement:

WCAS STOCKHOLDERS: WELSH, CARSON, ANDERSON & STOWE VIII, L.P. By: WCAS VIII Associates L.L.C., General Partner

By:	/S/ JONATHAN M. RATHER
Name: Jonathan M. Rather Title: Managing Member

WCAS CAPITAL PARTNERS III, L.P. By: WCAS CP III Associates L.L.C., General Partner

By:	/S/ JONATHAN M. RATHER
Name: Jonathan M. Rather Title: Managing Member